     As filed with the Securities and Exchange Commission on July 21, 1998
                                                      Registration No. 333-56475

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                          --------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                  ON FORM S-8
                                       TO
                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          --------------------------

                            STERLING COMMERCE, INC.
             (Exact name of registrant as specified in its charter)

       DELAWARE                                                 75-2623341
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)

                         300 CRESCENT COURT, SUITE 1200
                              DALLAS, TEXAS  75201
                    (Address of principal executive offices)

                     XCELLENET, INC. 1987 STOCK OPTION PLAN
          XCELLENET, INC. 1994 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS
                 XCELLENET, INC. 1996 LONG-TERM INCENTIVE PLAN
  OUTSTANDING OPTIONS GRANTED TO DIRECTORS AND CONSULTANTS OF XCELLENET, INC.
                           (Full title of the plans)

                                ALBERT K. HOOVER
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                            STERLING COMMERCE, INC.
                              4600 LAKEHURST COURT
                              DUBLIN, OHIO  43016
                                 (614) 793-7000
          (Name, address, and telephone number, of agent for service)

                          --------------------------

                                    Copy to:
                               JAMES E. O'BANNON
                          JONES, DAY, REAVIS & POGUE
                           2300 TRAMMELL CROW CENTER
                               2001 ROSS AVENUE
                             DALLAS, TEXAS  75201
                                (214) 220-3939

                          --------------------------
                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                          PROPOSED MAXIMUM     PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF           AMOUNT TO BE        OFFERING PRICE          AGGREGATE            AMOUNT OF
  SECURITIES TO BE REGISTERED(1)       REGISTERED(2)        PER SHARE(3)       OFFERING PRICE(3)   REGISTRATION FEE(4)
------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per
 share.............................    481,885 shares         $42.125           $20,299,406                  $5,989
========================================================================================================================

(1) This Registration Statement also relates to rights to purchase Series A Junior Participating Preferred Stock, par value $.01 per share, of Sterling Commerce ("Rights"). One Right will be issued together with and will attach to each share of Common Stock, par value $.01 per share, of Sterling Commerce ("Commerce Stock") issued pursuant to the Merger Agreement, unless the Rights shall have theretofore expired or been redeemed.
(2) This Post-Effective Amendment No. 1 is being filed to register an additional 481,885 shares of Commerce Stock; 3,247,186 shares of Commerce Stock were previously registered on this Registration Statement on Form S-4.
(3) Pursuant to Rule 457(h) under the Securities Act of 1933 (the "Securities Act"), (i) the Proposed Maximum Aggregate Offering Price is based upon the product of (a) 481,885 (the number of shares of Commerce Stock registered herewith) and (b) $42.125 (the average of the high and low sales price of shares of Commerce Stock on the New York Stock Exchange on July 20,
    1998) and (ii) the Proposed Maximum Offering Price Per Share is based on the quotient of $42.125 (the Proposed Maximum Aggregate Offering Price) divided by 481,885 (the Amount to be Registered).
(4) The applicable fee pursuant to Section 6(b) of the Securities Act and Rule 457 thereunder is $5,989, the product of (i) .000295 and (ii)
    $20,299,406 (the Proposed Maximum Aggregate Offering Price). A filing fee of $34,906 was previously paid in connection with this Registration Statement on Form S-4.
    This Registration Statement also pertains to an indeterminate number of additional shares of Commerce Stock issuable pursuant to anti-dilution and adjustment provisions of the above-referenced plans and agreements.

================================================================================

                             INTRODUCTORY STATEMENT

   Sterling Commerce, Inc. ("Sterling Commerce") hereby amends its Registration Statement on Form S-4 (No. 333-56475) by filing this Post-Effective Amendment on Form S-8 relating to shares of its common stock, par value $.01 per share ("Commerce Stock"), issuable upon the exercise of options ("Options") granted
(i) under the XcelleNet, Inc. 1987 Stock Option Plan, (ii) under the XcelleNet, Inc. 1994 Stock Option Plan for Outside Directors, (iii) under the XcelleNet, Inc. 1996 Long-Term Incentive Plan; and (iv) pursuant to written agreements with directors and consultants of XcelleNet, Inc. ("XcelleNet").

   On July 21, 1998, pursuant to the Agreement and Plan of Merger, dated as of April 16, 1998 (the "Merger Agreement"), among Sterling Commerce, Sterling Commerce (Southern), Inc. ("Commerce Southern") and XcelleNet, XcelleNet was merged with and into Commerce Southern (the "Merger").

   Prior to the consummation of the Merger, the Options were exercisable to purchase shares of common stock, par value $.01 per share, of XcelleNet ("XcelleNet Stock"). Pursuant to the Merger Agreement and in accordance with the plan and/or agreement pursuant to which the Options were issued, each outstanding Option to purchase XcelleNet Stock has been converted into an option to acquire, on substantially the same terms and subject to substantially the same conditions as were applicable under such Option, a number of shares of Commerce Stock.

   This Post-Effective Amendment relates only to the shares of Commerce Stock issuable upon exercise of Options.

                                     PART I
                       INFORMATION REQUIRED IN PROSPECTUS
                                EXPLANATORY NOTE

   The information called for by Part I of this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (the "Registration Statement") is included in the descriptions of the XcelleNet, Inc. 1987 Stock Option Plan, the XcelleNet, Inc. 1994 Stock Option Plan for Outside Directors, the XcelleNet, Inc. 1996 Long-term Incentive Plan, and outstanding options granted to directors and consultants of XcelleNet to be delivered to persons to whom Options were previously granted. Pursuant to the Note to Part I of Form S-8, this information is not being filed with or included in this Registration Statement.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

   The following documents which have been filed by Sterling Commerce with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement: (i) Annual Report on Form 10-K for the year ended September 30, 1997; (ii) Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1997 and March 31, 1998; and (iii) Current Reports on Form 8-K, dated April 16, 1998, June 10, 1998 and July 21, 1998.

   All documents and reports subsequently filed by Sterling Commerce pursuant to
Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Post-Effective Amendment on Form S-8 to Registration Statement on Form S-4 and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities remaining unsold are deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the dates of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein is deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

   Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

   Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Under the Delaware General Corporation Law ("DGCL"), (i) a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful, and (ii) a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

   Under the DGCL, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the immediately preceding sentence, or in defense of any claim, issue or matter referred to therein, such person must be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

   The DGCL provides that any indemnification under the provisions described in the second preceding paragraph (unless ordered by a court) will be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct, which determination will be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (iii) by the stockholders. Under the DGCL, expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

   Under the DGCL, a corporation has power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the DGCL.

   Sterling Commerce's existing Certificate of Incorporation provides that Sterling Commerce will indemnify every director and officer of Sterling Commerce to the fullest extent allowed by law, except as otherwise provided in Sterling Commerce's existing Bylaws (the "Commerce Bylaws"). The Commerce Bylaws provide for the indemnification to the full extent permitted under the DGCL. The Commerce Bylaws also provide that Sterling Commerce has the power to purchase and maintain insurance as permitted by the DGCL.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

   Not applicable.

ITEM 8.  EXHIBITS

     4.1 -- Third Amended and Restated Certificate of Incorporation of Sterling Commerce, as amended (incorporated by reference to Exhibit 4.1 to Sterling Commerce's Registration Statement (Commission File No. 333-20565))

     4.2    --  Amended and Restated Bylaws of Sterling Commerce (incorporated by reference to Exhibit 3.2 to Sterling Commerce's Registration Statement (Commission File No. 333-80595))

     4.3    --  Specimen of Certificate evidencing Commerce Stock (incorporated by reference to Exhibit 4.1 of Sterling Commerce's Registration Statement (Commission File No. 333-80595))

     5.1*   --  Opinion of Jones, Day, Reavis & Pogue regarding the legality of
                3,247,186 shares of Commerce Stock previously registered on this Registration Statement on Form S-4 on June 10, 1998

     5.2    --  Opinion of Jones, Day, Reavis & Pogue regarding the legality of additional shares of Commerce Stock being registered on this Post-Effective Amendment No. 1

    23.1*   --  Consent of Jones, Day, Reavis & Pogue (included in Exhibits 5.1 and 5.2)

    23.2    --  Consent of Ernst & Young LLP

    23.3    --  Consent of Arthur Andersen LLP

    24.1*   --  Powers of Attorney

    99.1    --  XcelleNet, Inc. 1987 Stock Option Plan (incorporated by reference to Exhibit 10.5 to XcelleNet's Registration Statement (Commission File No. 33-76012))

    99.2    --  Tenth Amendment to XcelleNet, Inc. 1987 Stock Option Plan
                (incorporated by reference to Exhibit 10.2 to XcelleNet's Quarterly Report on Form 10-Q for the quarter ended June 30,
                1995)

    99.3    --  Eleventh Amendment to XcelleNet, Inc. 1987 Stock Option Plan

    99.4    --  XcelleNet, Inc. 1994 Stock Option Plan for Outside Directors
                (incorporated by reference to Exhibit 10.4 to XcelleNet's Registration Statement (Commission File No. 33-76012))

    99.5    --  First Amendment to XcelleNet, Inc. 1994 Stock Option Plan for
                Outside Directors (incorporated by reference to Exhibit 10.041 to XcelleNet's Annual Report on Form 10-K for the year ended December 31, 1994)

    99.6    --  Second Amendment to XcelleNet, Inc. 1994 Stock Option Plan for
                Outside Directors

    99.7    --  XcelleNet, Inc. 1996 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.24 to XcelleNet's Annual Report on Form 10-K/A-3 for the year ended December 31, 1996)

    99.8    --  First Amendment to XcelleNet, Inc. 1996 Long-Term Incentive Plan

   __________________
   * Previously filed

ITEM 9.  UNDERTAKINGS

   (a) The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

              provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
          Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement will be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on July 21, 1998.

                              STERLING COMMERCE, INC.


                              By        /s/Albert K. Hoover
                                 ----------------------------------
                                           Albert K. Hoover
                                        Senior Vice President,
                                    General Counsel and Secretary

  Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on July 21, 1998.


     Signatures                                Title
     ----------                                -----

         *                 President and Chief Executive Officer and Director
______________________
   Warner C. Blow                  (Principal Executive Officer)


         *                 Senior Vice President and Chief Financial Officer
______________________
 Steven P. Shiflet                 (Principal Financial and Accounting
                                    Officer)

                                   Chairman of the Board and Director
______________________
 Sterling L. Williams


         *                                  Director
______________________
     Sam Wyly


         *                                  Director
______________________
 Charles J. Wyly, Jr.


         *                                  Director
______________________
    Evan A. Wyly

         *                                  Director
______________________
     Robert E. Cook

         *                                  Director
______________________
     Honor R. Hill


*The undersigned, by signing his name hereto, does sign and execute this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 pursuant to the Powers of Attorney executed on behalf of the above-named officers and directors and previously filed.



                                             /s/Albert K. Hoover
                                       ------------------------------
                                                Albert K. Hoover
                                                Attorney-in-Fact

                               INDEX TO EXHIBITS


Exhibit No.                             Description
-----------                             -----------

  4.1 Third Amended and Restated Certificate of Incorporation of Sterling Commerce, as amended (incorporated by reference to Exhibit 4.1 to Sterling Commerce's Registration Statement (Commission File No. 333-20565))

  4.2 Amended and Restated Bylaws of Sterling Commerce (incorporated by reference to Exhibit 3.2 to Sterling Commerce's Registration Statement (Commission File No. 333-80595))

  4.3 Specimen of Certificate evidencing Commerce Stock (incorporated by reference to Exhibit 4.1 of Sterling Commerce's Registration Statement (Commission File No. 333-80595)

  5.1* Opinion of Jones, Day, Reavis & Pogue regarding the legality of 3,247,186 shares of Commerce Stock previously registered on this Registration Statement on Form S-4 on June 10, 1998

  5.2 Opinion of Jones, Day, Reavis & Pogue regarding the legality of additional shares of Commerce Stock being registered on this Post-Effective Amendment No. 1

 23.1*         Consent of Jones, Day, Reavis & Pogue (included in Exhibits 5.1 and 5.2)

 23.2          Consent of Ernst & Young LLP

 23.3          Consent of Arthur Andersen LLP

 24.1*         Powers of Attorney

 99.1 XcelleNet, Inc. 1987 Stock Option Plan (incorporated by reference to Exhibit 10.5 to XcelleNet's Registration Statement (Commission File No. 33-76012))

 99.2 Tenth Amendment to XcelleNet, Inc. 1987 Stock Option Plan (incorporated by reference to Exhibit 10.2 to XcelleNet's Quarterly Report on Form 10-Q for the quarter ended June 30,
               1995)

 99.3          Eleventh Amendment to XcelleNet, Inc. 1987 Stock Option Plan

 99.4 XcelleNet, Inc. 1994 Stock Option Plan for Outside Directors (incorporated by reference to Exhibit 10.4 to XcelleNet's Registration Statement (Commission File No. 33-76012))

 99.5 First Amendment to XcelleNet, Inc. 1994 Stock Option Plan for Outside Directors (incorporated by reference to Exhibit 10.041 to XcelleNet's Annual Report on Form 10-K for the year ended December 31, 1994)

 99.6 Second Amendment to XcelleNet, Inc. 1994 Stock Option Plan for Outside Directors

 99.7 XcelleNet, Inc. 1996 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.24 to XcelleNet's Annual Report on Form 10-K/A-3 for the year ended December 31, 1996)

 99.8          First Amendment to XcelleNet, Inc. 1996 Long-Term Incentive Plan

_____________________
* Previously filed